EX99-P.1

XVI.	Code of Ethics

THE CALDWELL & ORKIN FUNDS, INC.

(the “Fund”)

I.	Purpose of the Code of Ethics

This code is based on the principle that, you as an access person of the Fund, will conduct your personal investment activities in accordance with:

•	the duty at all times to place the interests of each Investment Fund’s shareholders first;
•	the requirement that all personal securities transactions be conducted consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility; and
•	the fundamental standard that Fund personnel should not take inappropriate advantage of their positions.

In view of the foregoing, the Fund has adopted this Code of Ethics (the “Code”) to specify a code of conduct for certain types of personal securities transactions which may involve conflicts of interest or an appearance of impropriety and to establish reporting requirements and enforcement procedures.

II.	Legal Requirement

Pursuant to Rule 17j-1(b) of the 1940 Act, it is unlawful for any Access Person to:

•	employ any device, scheme or artifice to defraud the Fund;
•	make any untrue statement of a material fact or fail to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading to the Fund;
•	engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Fund; or
•	engage in any manipulative practice with respect to any Fund’s investment portfolios,

in connection with the purchase or sale (directly or indirectly) by such Access Person of a security “held or to be acquired” by the Fund.

III.	Definitions - All definitions shall have the same meaning as explained in Section 2(a) of the 1940 Act and are summarized below.

Access Person – Any director, officer, general partner, registered person or employee, of the Fund or investment adviser (or of any company in a control relationship to the Fund or investment adviser) who, in connection with his/her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by the Fund, or whose functions relate to the making of any recommendations with respect to such purchases or sales.

For purposes of this Code of Ethics, an “Access Person” does not include any person who is subject to the securities transaction pre-clearance requirements and securities transaction reporting requirements of the Code of Ethics adopted by the Fund’s investment adviser or principal underwriter in compliance with Rule 17j-1 under the 1940 Act, Rule 204A-2 of the Advisers Act or Section 15(f) of the Exchange Act, as applicable.

Automatic Investment Plan – A program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation.  An Automatic Investment Plan includes a dividend reinvestment plan.

Beneficial ownership - shall have the same meaning as that set forth in Rule 16a-1(a)(2) of the Exchange Act.

Control - shall have the same meaning as that set forth in Section 2(a)(9) of the 1940 Act.

Covered Security – shall have the meaning set forth in Section 2(a)(36) of the 1940 Act except that it does not include an exempt security.

Exempt Security – shall include securities issued by the United States Government, short-term debt securities which are “government securities” within the meaning of Section 2(a)(16) of the 1940 Act, bankers’ acceptances, bank certificates of deposit or commercial paper, shares of registered open-end investment companies (excluding open-end exchange traded funds and each Fund), and high quality short-term debt instruments, including repurchase agreements.

Exchange Traded Fund – means an open-end registered investment company that is not a unit investment trust, and that operates pursuant to an order from the SEC exempting it from certain provisions of the 1940 Act permitting it to issue securities that trade on the secondary market.  Examples of open-end exchange-traded funds include, but are not limited to: Select Sector SPDR; iShares; PowerShares, etc.

Exempt Transactions shall mean:

1.	Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.
2.	Purchases or sales of securities issued by any Fund included in the Standard & Poor’s 500 Stock Index in an amount less than $10,000.
3.	Purchases which are part of an automatic dividend reinvestment plan.
4.	Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

Fund –  The Caldwell & Orkin Funds, Inc..

Investment Company – A Fund registered as such under the 1940 Act and for which the Underwriter is the principal underwriter.

Investment Personnel – Employees of the Fund, the Advisers or the Sub-Advisers who participate in making investment recommendations.

Security being considered for purchase or sale – when a recommendation to purchase or sell a security has been made or communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

Security held or to be acquired – means: (1) any Covered Security which, within the most recent 15 days: (a) is or has been held by the Fund; or (b) is being or has been considered by the Fund or its investment advisor for purchase by the Fund; and (2) any option to purchase or sell, and any security convertible into or exchangeable for, a Covered Security that is held or to be acquired by the Fund.

Underwriter – means ALPS Distributors, Inc.

IV.	Policies of the Fund Regarding Personal Securities Transactions

General

No Access Person of the Fund shall engage in any act, practice or course of business that would violate the provisions of Rule 17j-1 as set forth above, or in connection with any personal investment activity, engage in conduct inconsistent with this Code.

Specific Policies

No Access Person shall purchase or sell, directly or indirectly, any security in which he/she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which he/she knows or should have known at the time of such purchase or sale:

•	is being purchased or sold by the Fund; or
•	is being considered for purchase or sale by the Fund

Pre-approval of Investments in IPOs and Limited Offerings

Investment Personnel must obtain approval from the Fund or the Adviser before directly or indirectly acquiring beneficial ownership in any securities in an initial public offering or in a private placement or other limited offering.

V.	Reporting Procedures

The Fund CCO shall notify each person (annually in January of each year), considered to be an Access Person of the Fund that he/she is subject to the reporting requirements detailed in Sections (a), (b) and (c) below and shall deliver a copy of this Code to such Access Person.

In order to provide the Fund with information to enable it to determine with reasonable assurance whether the provisions of this Code are being observed, every Access Person of the Fund must report to the Fund the following:

a)         Initial Holdings Reports. Every Access Person must report on Exhibit A, attached hereto, no later than 10 days after becoming an Access Person, the following information:

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;
•	The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and
•	The date that the report is submitted by the Access Person.

This information must be current as of a date no more than 45 days prior to the date the person becomes an Access Person.

b)         Quarterly Transaction Reports.  Every Access Person must report on Exhibit B, attached hereto, no later than 30 days after the end of a calendar quarter, the following information with respect to any transaction during the quarter in a Covered Security in which the Access Person had any direct or indirect beneficial ownership:

•	The date of the transaction, the title, the interest rate and maturity date (if applicable),the number of shares, and the principal amount of each Covered Security involved;
•	The nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);
•	The price of the Covered Security at which the transaction was effected;
•	The name of the broker, dealer or bank with or through whom the transaction was effected; and

•	The date that the report is submitted by the Access Person.

Furthermore, an Access Person need not make a quarterly transaction report under section V.b. of this Code of Ethics with respect to transactions effected pursuant to an Automatic Investment Plan.

With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person, each Access Person must report on Exhibit C, attached hereto, no later than 30 days after the end of a calendar quarter the following information:

•	The name of the broker, dealer or bank with whom the Access Person established the account;
•	The date the account was established; and
•	The date that the report is submitted by the Access Person.

c)         Annual Holdings Reports. Every Access Person must report on Exhibit C, attached hereto, annually, the following information (which information must be current as of a date no more than 45 days before the report is submitted):

•	The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership;
•	The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person; and
•	The date that the report is submitted by the Access Person.

d)	Exceptions from Reporting Requirements. Any Director who is not an Interested Director of the Fund and who would be required to make a report solely by reason of being a Director, need not make:

•	An initial holdings report under section V.a. of this Code of Ethics;
•	An annual holdings report under section V.b. of this Code of Ethics; or
•	A quarterly transaction report under section V.c. of this Code of Ethics, unless the Director knew, or, in the ordinary course of fulfilling his or her official duties as a Director, should have known that during the 15-day period immediately before or after the Director’s transaction in a Covered Security, the Fund purchased or sold the covered Security, or the fund or its investment adviser considered purchasing or selling the Covered Security.

VI.	Review of Reports

The Fund Compliance Officer shall be responsible for reviewing the reports received, maintaining a record of the names of the persons responsible for reviewing these reports, and as appropriate, comparing the reports with this Code, and reporting to the Fund’s senior management:

•	any transaction that appears to evidence a possible violation of this Code; and
•	apparent violations of the reporting requirements stated herein.

Senior management shall review the reports made to them hereunder and shall determine whether the policies established in Sections IV and V of this Code have been violated, and what sanctions, if any, should be imposed on the violator. Sanctions include but are not limited to a letter of censure, suspension or termination of the employment of the violator or termination of the violator’s license with the Underwriter, or the unwinding of the transaction and the disgorgement of any profits.

Senior management and the board of directors of the Fund shall review the operation of this Code at least annually.   All material violations of this Code and any sanctions imposed with respect thereto shall periodically be reported to the board of Directors of the Fund with respect to the securities being considered for purchase or sale by, or held or to be acquired by, that Investment Company.

VII.            Certification

Each Access Person will be required to certify annually that he/she has read and understood the provisions of this Code and will abide by them.  Each Access Person will further certify that he/she has disclosed or reported all personal securities transactions required to be reported under the Code.  A form of such certification is attached hereto as Exhibit D.

Before the Board of Directors of an Investment Company may approve the code of ethics, the Fund must certify to the Board that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating their Code of Ethics.  Such certification shall be submitted to the Board of Directors at least annually.

EXHIBIT A

INITIAL HOLDINGS REPORT

To:  ALPS Funds Services, as Administrator of the The Caldwell & Orkin Funds, Inc. (the “Fund”)

At the time I became an Access Person, I had a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.  I understand that this information must be reported no later than ten (10) days after I became an Access Person.

Date	Print Name

Signature

EXHIBIT B

QUARTERLY TRANSACTION REPORT

For the Calendar Quarter Ended ____________________

To:            ALPS Fund Services, Inc. as Administrator of the Fund

A.	Securities Transactions. During the quarter referred to above, the following transactions were effected in securities of which I had, or by reason of such transactions acquired, direct or indirect beneficial ownership, and which are required to be reported pursuant to the Code of Ethics of the Funds. I understand that this information must be reported no later than _________________.

Title of Security	Date of Transaction	Number of Shares or Principal Amount	Dollar Amount of Transaction	Interest Rate and Maturity Date (if applicable)	Nature of Transaction (Purchase, Sale, Other)	Price	Broker/Dealer or Bank Through Whom Effected

*
Transactions that are asterisked indicate transactions in a security where I knew at the time of the transaction or, in the ordinary course of fulfilling my official duties as a Director or officer, should have known that during the 15-day period immediately preceding or after the date of the transaction, such security was purchased or sold, or such security was being considered for purchase or sale by the Funds.

B.            New Brokerage Accounts.  During the quarter referred to above, I established the following accounts in which securities were held during the quarter for my direct or indirect benefit:

Name of Broker, Dealer or Bank	Date Account Was Established:

C.            Other Matters.  This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date:	Print Name:

Signature:

EXHIBIT C

ANNUAL HOLDINGS REPORT

For the following period:    January 1, 200[  ] – December 31, 200[  ]

To:  ALPS Fund Services, Inc. as Administrator of the Fund

As of the period referred to above, I have a direct or indirect beneficial ownership interest in the securities listed below which are required to be reported pursuant to the Code of Ethics of the Fund:

Security	Number of Shares	Principal Amount

The name of any broker, dealer or bank with whom I maintain an account in which my securities are held for my direct or indirect benefit are as follows:

This report (i) excludes transactions with respect to which I had no direct or indirect influence or control, (ii) excludes other transactions not required to be reported, and (iii) is not an admission that I have or had any direct or indirect beneficial ownership in the securities listed above.

Date	Print Name

Signature

EXHIBIT D

ANNUAL CERTIFICATE

Pursuant to the requirements of the Code of Ethics of the Caldwell & Orkin Funds, Inc. the undersigned hereby certifies as follows:

1.	I have read the Fund’s Code of Ethics.

2.	I understand the Code of Ethics and acknowledge that I am subject to it.

3.	Since the date of the last Annual Certificate (if any) given pursuant to the Code of Ethics, I have reported all personal securities transactions and provided any securities holding reports required to be reported under the requirements of the Code of Ethics.

Date	Print Name

Signature